CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
  We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the
  use of our report dated October 21, 2005, in the Registration Statement and related Prospectus of the UBS Pathfinders Trust, Treasury and Growth Stock Series Twenty Seven.
  /s/ ERNST & YOUNG LLP
  New York, New York
  October 31, 2005